UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): February 2, 2011 (January 27, 2011)

Comstock Homebuilding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 SUNSET HILLS ROAD, FOURTH FLOOR

RESTON, VIRGINIA 20910

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The disclosures set forth in Item 2.03 to this report are incorporated into this Item 1.01 by reference.

On January 31, 2011, Comstock Cascades II, L.C., a subsidiary of the Company (“Cascades II”) entered into a private placement whereby Cascades II raised working capital in the amount of Two Million Three Hundred and Fifty Thousand Dollars ($2,350,000) (the “Private Placement”) related to the planned construction of a 103 unit apartment project located in the Cascades master planned community in Loudoun County, Virginia (the “Cascades Apartments”). Proceeds of the Private Placement, are to be utilized (i) to provide sufficient capital needed to secure project financing for the Cascades Apartments, (ii) to retire a portion of the existing indebtedness owed to M and T Bank (“M&T”) in relation to the Cascades Apartments project, and (iii) to reimburse the Company for prior expenditures incurred on behalf of the project. Cascades II has secured a non-binding commitment for financing from Cardinal Bank to construct the Cascades Apartments. Participants in the Private Placement included unrelated third party investors along with several members of the Company’s Board of Directors, as well as the Chief Operating Officer, Chief Financial Officer and General Counsel of the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 27, 2011, Comstock Homebuilding Companies, Inc. (the “Company”), through a subsidiary called Comstock Potomac Yard, L.C. (the “Borrower”), entered into a new inventory term loan agreement (“Loan Agreement”) with Eagle Bank (“Lender”) pursuant to which the Borrower secured an Eleven Million Eight Hundred Fifty Thousand Dollar ($11,850,000) loan with a three year term (the “New Loan”) to refinance the Company’s Eclipse at Potomac Yard condominium project in Arlington, Virginia (the “Project”). Proceeds from the New Loan to the Borrower were primarily utilized to pay off existing indebtedness owed to Key Bank, N.A in advance of its March 14, 2011 maturity.

Under the terms of the New Loan Agreement, the New Loan provides for an initial interest rate of Prime plus two percent (2%) with an interest rate floor of seven percent (7%). The Borrower is required to make monthly payments of interest only to Lender, to the extent not offset by an interest reserve initially set aside for the benefit of Borrower, and a minimum principal curtailment payment of Five Million Five Hundred Thousand Dollars ($5,500,000) no later than eighteen (18) months following the closing of the New Loan (the “Minimum Principal Curtailment”). The New Loan also has a minimum sales pace requirement requiring the Borrower to sell a minimum of six (6) units every six (6) months, on a cumulative basis. There is no prepayment penalty associated with the New Loan, which is secured by a first deed of trust on the property. The Company, and each of Christopher Clemente, the Chief Executive Officer of the Company and Gregory Benson, the Chief Operating Officer of the Company (the “Officers”), have fully guaranteed the New Loan. The Officer guaranties are reduced to fifty percent (50%) of the outstanding principal amount of the New Loan, from time to time, upon the happening of certain events, including the satisfaction of the Minimum Principal Curtailment.

On February 2, 2011, the Company issued a press release announcing the foregoing. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit

Exhibit Number	Description

99.1	Press release by Comstock Homebuilding Companies, Inc., dated February 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2011

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:	/s/ Christopher Clemente
Christopher Clemente, Chief Executive Officer